================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549



                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): August 27, 1997



                       ERP OPERATING LIMITED PARTNERSHIP
              (Exact Name of Registrant as Specified in Charter)


Maryland                          0-24920                        36-3894853
(State or other           (Commission File Number)            (IRS Employer
Jurisdiction of                                              Identification No.)
Incorporation)

        Two North Riverside Plaza, Suite 400, Chicago, Illinois  60606
             (Address of Principal Executive Office)           (Zip Code)


      Registrant's telephone number, including area code:  (312) 474-1300



                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events

          On August 27, 1997, ERP Operating Limited Partnership, an Illinois limited partnership ("ERP") and Evans Withycombe Residential, L.P., a Delaware limited partnership ("EWRP"), entered into an Asset Contribution Agreement dated as of August 27, 1997 (the "Asset Contribution Agreement") pursuant to which EWRP agreed to contribute all of its assets to ERP (the "Contribution") in exchange for units of limited partnership interest in ERP ("ERP Units"). The Asset Contribution Agreement was entered into in connection with the contemplated merger ("Merger") of Evans Withycombe Residential, Inc., a Maryland corporation and sole general partner of EWRP ("EWR") with and into Equity Residential Properties Trust, a Maryland real estate investment trust and sole general partner of ERP ("EQR"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") entered into between EQR and EWR on August 27, 1997. The number of ERP Units to be received by EWRP in consideration for the Contribution shall equal the number of units of limited partnership interest in EWRP ("EWRP Units") outstanding immediately prior to the Contribution multiplied by 0.50 (the "Exchange Ratio"). The Contribution shall occur upon ERP giving notice to EWRP at any time following the first to occur of (i) the date twelve months after the consummation of the Merger, (ii) the date on which EQR receives an opinion of a nationally recognized tax counsel satisfactory to it or a ruling from the Internal Revenue Service that the Contribution may be effected without adversely affecting the qualification of the Merger as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") or (iii) the date on which regulations are promulgated by the Department of the Treasury which, in the opinion of a nationally recognized tax counsel satisfactory to EQR, would permit the Contribution to occur without adversely affecting the qualification of the Merger as a tax-free reorganization within the meaning of Section 368 of the Code. If ERP fails to give such notice by December 31, 1999, the Asset Contribution Agreement shall terminate and EWRP shall have no further obligations thereunder. The Contribution is also subject to the approval of the limited partners of EWRP.

          Four holders of EWRP Units (the "Unit Holders") have agreed to contribute their EWRP Units to ERP in exchange for ERP Units pursuant to a Unit Contribution Agreement entered into between ERP and the Unit Holders dated as of August 27, 1997 (the "Unit Contribution Agreement"). The number of ERP Units received by the Unit Holders pursuant to the Unit Contribution Agreement shall equal the number of EWRP Units contributed to ERP by the Unit Holders multiplied by the Exchange Ratio. Following the effectiveness of the Merger and contribution of EWRP Units pursuant to the Unit Contribution Agreement, but prior to the effectiveness of the Asset Contribution Agreement or contribution of EWRP Units by other holders of EWRP Units anticipated to be made pursuant to an exchange offer, ERP will own approximately 13.28% of the total number of EWRP Units currently outstanding, 1% of which will represent a general partnership interest in EWRP and EQR will own approximately 81.74% of the total number of EWRP Units currently outstanding, 1% of which will represent a general partnership interest in EWRP.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)       Exhibits

          (10)(a) Asset Contribution Agreement between ERP Operating Limited Partnership and Evans Withycombe Residential, L.P. dated as of August 27, 1997.

          (10)(b) Unit Contribution Agreement among ERP Operating Limited Partnership, Stephen O. Evans, F. Keith Withycombe, The Evans Limited Liability Company and EW Investments Limited Partnership dated as of August 27, 1997.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        ERP OPERATING LIMITED PARTNERSHIP


                                        By:  EQUITY RESIDENTIAL PROPERTIES
                                             TRUST, its General Partner


                                        By: /s/ Bruce C. Strohm
                                            -----------------------------------
                                            Bruce C. Strohm
                                            Secretary, Executive Vice President
                                               and General Counsel


     Dated: August 29, 1997

                                 EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------

     (10)(a) Asset Contribution Agreement between ERP Operating Limited Partnership and Evans Withycombe Residential, L.P. dated as of August 27, 1997.

     (10)(b) Unit Contribution Agreement among ERP Operating Limited Partnership, Stephen O. Evans, F. Keith Withycombe, The Evans Limited Liability Company and EW Investments Limited Partnership dated as of August 27, 1997.


                                      E-1